News Release

                                                  FOR RELEASE 6:00 AM - 10/23/00

          Contact:    Darcel G. Kimble
                      410-234-7436
                      darcel.g.kimble@constellation.com

                      Michael W. Delaney
                      410-234-5466
                      michael.w.delaney@constellation.com

                      Kathleen Baum (Goldman Sachs)
                      212-902-0348
                      kathleen.baum@gs.com

              Constellation Energy Group Announces Strategic Moves:
                        Business Separation Plan Adopted;
                     Goldman Sachs to Become Equity Investor
          in Constellation Energy Group's Merchant Energy Company; and
          Company to Reduce Common Stock Dividend Effective April 2001


Baltimore, MD -- October 23, 2000 -- Constellation Energy Group (NYSE: CEG) announced today several initiatives that will advance its goals to quickly grow its merchant energy business and provide premier electric and gas delivery and energy products and services to Central Maryland consumers. The initiatives include the separation of Constellation Energy Group's merchant energy business (which includes wholesale generation and power marketing) from its retail services business; an equity investment by Goldman Sachs in the merchant energy business; and a change in the dividend policy aimed at financing rapid growth.

Business Separation Strategy
----------------------------
Over the past few years, Constellation Energy Group has transformed itself from a Maryland utility into a leading merchant energy company. The business separation will create two premier stand-alone and publicly traded energy companies headquartered in Maryland. One will be a leading national merchant energy business, Constellation Energy Group, engaged in wholesale power marketing and generation in North America. The other will be a regional retail energy



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and energy  services  company,  BGE Corp.,  that will include  BGE,  which has a
184-year tradition of serving customers in Central Maryland. The separation will be accomplished through a tax-free spin to shareholders and is expected to be completed by mid-to-late 2001.

The business separation plan is intended to enhance shareholder value. The separation of the businesses will illuminate the specific investment advantages of each emerging company and allow investors to make decisions based on a clearer assessment of each company's balance of risk and return. Constellation Energy Group and BGE Corp. will also be better able to focus on their respective business and market opportunities.

"Constellation Energy Group is creating two strategically strong energy companies that will both be headquartered in Maryland - each one will be an attractive investment opportunity in the energy sector," said Mr. Christian H. Poindexter, the Chairman and CEO of Constellation Energy Group.

The Merchant Energy Business
----------------------------
The merchant energy business will own all of our unregulated power generation assets and the merchant energy trading and marketing operations, including the Calvert Cliffs Nuclear Power Plant, the first nuclear plant in the nation to achieve license renewal. This combination of assets contributes to a diverse fuel portfolio with a low cost position enabling the company to grow through a combination of development and acquisition.

The merchant energy business has a goal of establishing control of a portfolio of over 30,000 megawatts of electric generation facilities by 2005. The closing of the transaction with Goldman Sachs and the separation of the merchant energy business and the retail services business are unlikely to conclude early enough in 2001 to have any material impact on earnings for Constellation Energy Group for that year. For 2002 and beyond, Constellation Energy Group is targeting annual earnings growth for the newly independent merchant energy company in the range of 20-to-25%.



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BGE Corp.
---------
Upon the separation, the holding company of the retail services business will become BGE Corp. BGE Corp. will be the parent of BGE, as well as the competitive retail companies that offer value-added energy services and products for home and commercial use. "BGE will continue to thrive as a strong regional utility with a core regulated energy delivery business serving 1.1 million electricity customers and approximately 600,000 gas customers," said Mr. Poindexter. "BGE's profitable and predictable core business will be augmented by its several competitive affiliates, which provide energy services to customers in Central Maryland and throughout the mid-Atlantic region."

BGE Corp. will be chaired by Edward A. Crooke, who is returning to active service after taking early retirement on January 1, 2000 from his position of Vice Chairman of Constellation Energy Group. Mr. Crooke has remained active on Constellation Energy Group's Board of Directors since retirement and has continued to be instrumental in shaping the company's growth and retail strategies. Mr. Crooke will resume his position of Vice Chairman of Constellation Energy Group until separation. He will then become Chairman, President and CEO of BGE Corp., the holding company for our retail services business.

"Ed Crooke has been my partner in managing BGE and Constellation Energy Group for many years," said Mr. Poindexter. "He deserves a great deal of credit for the success we have achieved. I am delighted that he has agreed to reapply his skills to the smooth execution of our separation plan and the initial leadership of BGE Corp."

Frank O. Heintz will continue to serve as President and CEO of Baltimore Gas and Electric Company (BGE), our electric and gas delivery business.

Goldman Sachs
-------------
Goldman Sachs will become an equity owner of up to 17.5% of our merchant energy business, which will be known as "Constellation Energy Group" after the separation. Goldman Sachs is expected to contribute $250 million and certain assets related to our power marketing and trading business. In addition, Goldman Sachs will assist in developing Constellation Energy Group's natural gas trading and marketing operations.



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"With the combined  knowledge and experience of  Constellation  Energy Group and
Goldman Sachs, coupled with our physical assets, we aim to be among the handful of top players in the merchant energy sector," said Mr. Poindexter.

Goldman Sachs' relationship with Constellation Energy Group in the power marketing business dates back to 1997. At that time, Goldman Sachs entered into an exclusive arrangement with our power marketing, trading and risk management business, Constellation Power Source, to provide risk management and power marketing services.

"Goldman Sachs is always seeking opportunities to maximize the value of our investments and our relationships with strategic partners," said Timothy O'Neill, Managing Director of Goldman Sachs in the Fixed Income, Currencies and Commodities Division. "We are excited about the opportunity to invest in a dynamic, growing company in a rapidly expanding sector of the energy marketplace."

Goldman Sachs' investment represents an exclusive North American power business arrangement with Constellation Energy Group. This will complement Constellation Energy Group's existing merchant energy skills and continue to leverage Goldman Sachs' significant experience in trading and risk management. We will offer employment to current Goldman Sachs' professionals working within our merchant energy business, as a unified corporate platform for growth is created.

On October 20, 2000, the board named two  Co-Presidents of Constellation  Energy
Group: Charles W. Shivery, President and CEO of Constellation Power Source Holdings, Inc., the company's current merchant generation business; and Eric P. Grubman who is joining Constellation Energy Group from Goldman Sachs. At Goldman Sachs, Mr. Grubman was a senior level investment banker with broad experience in mergers and acquisitions and the energy industry. Mr. Poindexter will continue to serve as Chief Executive Officer and Chairman of the Constellation Energy Group Board of Directors. All three of these executives will continue in these positions in the merchant energy business following the business separation.


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"We are truly  generating  opportunities  with this  strategic  move,"  said Mr.
Poindexter.  "Constellation Energy Group's knowledge of the electric markets and
assets  in  the  generation   sector  combined  with  Goldman  Sachs'  legendary
entrepreneurial spirit and expertise will be a powerhouse in the challenging world of merchant energy."

"This co-leadership team will bring together individuals with strong, complementary skills," Mr. Poindexter added. "Chuck's operational and financial knowledge enabled him, within three years, to grow a fledgling merchant energy business into one of the top ten power marketers in the country. Eric's skills in investment banking and energy mergers and acquisitions will enable us to grow quickly to meet our goals."

Also last Friday the Board elected Robert J. Hurst, Vice Chairman of the Goldman Sachs Group, Inc., to Constellation Energy Group's Board effective immediately. Two Managing Directors from the commodities trading side of Goldman Sachs, Timothy J. O'Neill and Richard M. Ruzika, will assume positions on the merchant energy company's Board of Directors after closing of the transaction with Goldman Sachs.

Change in Dividend Policy
-------------------------
Constellation Energy Group will maintain its current common stock dividend through January 2001. In a move closely aligned with its separation plan, effective April, 2001, Constellation Energy Group's annual dividend is expected to be set at $.48 per share. After the business separation, BGE Corp. expects to pay initial annual dividends of $.48 per share, which is similar to other premier companies in the retail energy sector. Constellation Energy Group, as a growing merchant energy company, expects to initially reinvest its earnings and not pay a dividend in order to fund its aggressive growth plans.

Timing
------
The business separation plan and the Goldman Sachs transaction will be reviewed by the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the Department of Justice, the Maryland Public Service Commission, and the Pennsylvania Public Utility Commission. The plan is not subject to approval by shareholders. The Maryland electric deregulation settlement agreement will remain intact.



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After receipt of  regulatory  approvals  and tax rulings,  Constellation  Energy
Group expects to close on the Goldman Sachs transaction and separate the businesses. This would take place as soon as possible and is expected to be completed by mid-to-late 2001. The distribution of shares to shareholders would finalize the business separation. At that time, holders of shares of stock in Constellation Energy Group will own shares of both the new Constellation Energy Group and BGE Corp.

Lehman Brothers acted as financial advisor to Constellation Energy Group and LeBoeuf, Lamb, Greene, & MacRae L.L.P. acted as legal counsel.

Constellation Energy Group is a holding company whose subsidiaries include energy related businesses focused mostly on power marketing, generation, and portfolio management, plus BGE, which provides service to more than 1.1 million electric customers and more than 590,000 natural gas customers in Central Maryland. Constellation Energy Group reported combined revenues in 1999 of nearly $3.8 billion and mid-year 2000 assets of $10 billion.

Further information concerning the business separation plan and Goldman Sachs' investment is set forth in Constellation Energy Group's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2000.

Analyst Conference Call Information:
------------------------------------

Constellation Energy Group is hosting an analyst conference call today, October 23, 2000 at 10:00 a.m. ET to discuss these strategic initiatives. Investors who wish to participate should call 1-888-769-8757. The conference leader's name is Kevin Miller, and the passcode is Miller. Both the leader name and the passcode are required in order to join the conference call.

A tape recording of the conference call will be available for 24 hours following
the   conference   call.   Investors   may  access  the   recording  by  dialing
1-888-566-0135.


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Note to Editors
---------------

All journalists are welcome to participate in this analyst conference call. However, there will be a conference call for journalists at 1:00 p.m. today, October 23, 2000. A media advisory under separate cover will have all pertinent information regarding the media conference call.

Forward Looking Statement
-------------------------
Statements are made in this press release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans," and other similar words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to be materially different from those projected. These risks, uncertainties and factors include, but are not limited to: ability to obtain all regulatory approvals necessary to allow Goldman Sachs to invest in the merchant energy business and complete the separation of the merchant energy business from the retail services business; satisfaction of all conditions precedent to the transaction with Goldman Sachs; general economic, business and regulatory conditions; energy supply and demand; competition; federal and state regulations; availability, terms and use of capital; nuclear and environmental issues; weather; implications of the Order issued by the Maryland PSC regarding implementation of customer choice including any appeals of the order; commodity price risk; operating generation assets in a deregulated market without the benefit of a fuel rate adjustment clause; loss of revenues due to customers choosing alternative suppliers; higher volatility of earnings and cash flows; increased financial requirements of nonregulated subsidiaries; inability to recover all costs associated with providing electric retail customers service during the electric rate freeze period; and implications from the transfer of BGE's generation assets and related liabilities to nonregulated subsidiaries of Constellation Energy Group, including the outcome of any appeal of the PSC order regarding the transfer.
Given  these  uncertainties,  undue  reliance  should  not be  placed  on  these forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission for more information on these factors. These forward-looking statements represent estimates and assumptions only as of the date of this press release, and no duty is undertaken to update any forward-looking statements to reflect new information, events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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